Exhibit 99.1

BIOGRAPHIES

Earl Gallegos will serve as a director of Majesco following the completion of the Merger. He has served as a member of the board of directors of Cover-All since March 1997, and as Chairman of the Board of Cover-All since January 2014. Mr. Gallegos is the principal of Earl Gallegos Management Corporation, a management consulting firm founded by him in 1994 specializing in the insurance and software industries. Mr. Gallegos was a founder of Peak Performance Solutions Inc., a privately held insurance technology firm. In 1997, Mr. Gallegos co-founded Regents Electronic Commerce Inc. (“REC”) with Steven R. Isaac. REC was founded to offer workers’ compensation electronic data interchange services and compliance reporting and was merged to form ecDataFlow.com Inc. (“ecDataFlow”) in 1999. ecDataFlow was merged with Bridium, Inc. (“Bridium”), a technology firm, in 2002. Mr. Gallegos has also served as a director of Zytalis Inc., an information technology professional services firm, from 1999 to 2006, Bridium from 1998 to 2003, Fidelity National Information Solutions, Inc., from 1997 to 2003, eGovNet, Inc., a government technology services firm, from 2002 to 2003,PracticeOne, Inc., a medical practice management software company, from 2002 to 2005, and Fidelity National Real Estate Solutions, a company specializing in real estate and banking technology, from 1997 until 2003.

Majesco believes that Mr. Gallegos’ lengthy insurance and technology industry experience and technology background, as well as his financial expertise, qualify him to serve on Majesco’s board of directors following completion of the Merger.

Sudhakar Ram will serve as a director of Majesco following the completion of the Merger. Mr. Ram has served as Managing Director and Group CEO of Mastek, responsible for consolidating growth in markets across the globe and leading initiatives in technology, applications, processes, customer deliveries and business development, since 2007. He is a co-founder of Mastek and has served as a member of the board of directors of Mastek since 1985. Mr. Ram has also handled the additional responsibilities of leading Mastek’s business in the UK as CEO for Mastek (UK) Ltd. (“Mastek UK”) since 2013. Mr. Ram received CNBC Asia’s “India Business Leader of the Year” award in 2007. Before joining Mastek, he was the CIO of Rediffusion Dentsu Young & Rubicam (part of the Young & Rubicam network held by WPP plc) from 1982 to 1984. He holds a Bachelor’s of Commerce from Chennai University and a PGDM from IIM Calcutta.

Majesco believes that Mr. Ram’s extensive knowledge of Majesco and its operations as co-founder of Mastek and experience as a senior executive in the insurance technology industry qualify him to serve on Majesco’s board of directors following completion of the Merger.

Steven R. Isaachas over 35 years of experience in the insurance and technology industries (public and private sectors). Mr. Isaac has served as a director of Cover-All since 2014. Mr. Isaac served as the Senior Vice President, Risk Division, of Ebix, Inc., a NASDAQ-listed provider of on-demand software and e-commerce services to the insurance industry, from 2009 until May 2011. In 2004, Mr. Isaac co-founded Peak Performance Solutions, Inc., a privately held insurance technology firm, and served as its CEO until 2009. From 2002 to 2004 he served as the CEO of Bridium following the merger of ecDataFlow, a provider of business-to-business electronic commerce solutions, with Bridium in 2002. He co-founded ecDataFlow in 1999 in connection with the merger of REC with another company and served as ecDataFlow’s President and CEO until 2002. In 1997, Mr. Isaac co-founded REC with Earl Gallegos and served as REC’s President and CEO until 1999. He served as an Executive Vice President of Marketing Communications Sector at Cadmus Communications Corporation, a provider of integrated graphic communications services, from 1997 to 1999. Mr. Isaac served as COO of the Ohio Bureau of Workers Compensation from 1995 to 1997. Prior to that, Mr. Isaac served as Director of Electronic Data Systems Corp.’s Insurance Division from 1990 to 1995. Mr. Isaac has also served as a senior executive for three large P&C insurance companies: Merchants Insurance, Milwaukee Insurance and Sentry Insurance. He has led and managed over twenty acquisitions, mostly in the P&C insurance space. He served on the Kentucky Assigned Risk Pool Board, Board Member of the Property & Liability Resource Bureau, a Board Member of the International Association of Industrial Accident Boards and Commissions, and was an Arbitrator for the American Insurance Arbitration Forum. He is a graduate of Franklin University with a Bachelor’s degree in Business.

Majesco believes that Mr. Isaac’s broad knowledge of the insurance technology industry and extensive experience managing acquisitions qualify him to serve on Majesco’s board of directors following completion of the Merger.